Exhibit 16.1

July 28, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

Bigfoot Project Investments, Inc.

File No. 333-209509

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 21, 2016 of Bigfoot Project Investments, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP